Exhibit 5.3

[Letterhead of Richards, Layton & Finger, P.A.]

October 6, 2021

ACE Capital Trust III

c/o Chubb Limited

Baerengasse 32

Zurich, Switzerland CH-8001

Re:    ACE Capital Trust III

Ladies and Gentlemen:

We have acted as special Delaware counsel for Chubb INA Holdings Inc., a Delaware corporation (the “Company”), Chubb Limited, a Swiss company (“Chubb Limited”), and ACE Capital Trust III, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)    The Certificate of Trust of the Trust, dated as of May 19, 1999, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on May 19, 1999, as amended by the Certificate of Amendment thereto, as filed in the office of the Secretary of State on December 14, 2005, as further amended by the Certificate of Amendment thereto, as filed in the office of the Secretary of State on December 9, 2008, as further amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on December 30, 2009, as further amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on March 6, 2014, as further amended by the Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on March 27, 2014 (as so amended, the “Certificate”);

(b)    The Trust Agreement of the Trust, dated as of May 19, 1999 (the “Original Trust Agreement”), among Chubb Limited and the trustees of the Trust named therein, as amended by the Assignment and Assumption Agreement and First Amendment to the Original Trust Agreement, dated as of August 5, 1999, among the Company, Chubb Limited and the trustees of the Trust named therein, and as amended by Amendment No. 2 to the Original Trust Agreement, dated as of May 14, 2002, among the Company and the trustees of the Trust named therein;

(c)    The Removal and Appointment of Property Trustee and Delaware Trustee of the Trust, dated as of December 14, 2005, by the Company, and acknowledged and agreed to by JPMorgan Trust Company, National Association, and Chase Bank USA, National Association;

ACE Capital Trust III

October 6, 2021

(d)    The Removal and Appointment of Property Trustee and Delaware Trustee of the Trust, dated as of December 9, 2008, by the Company, and acknowledged and agreed to by The Bank of New York Mellon, and BNY Mellon Trust of Delaware;

(e)    A form of Amended and Restated Trust Agreement of the Trust (including Exhibits A-1, A-2, C and E, the “Trust Agreement”), to be entered into among the Company, as depositor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, incorporated by reference as an exhibit to the Registration Statement (as defined below);

(f)    The Registration Statement on Form S-3, as proposed to be filed by the Trust, the Company and others with the Securities and Exchange Commission on or about October 6, 2021 (the “Registration Statement”), including a related prospectus (the “Prospectus”), relating to the Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a “Preferred Security” and collectively, the “Preferred Securities”); and

(g)    A Certificate of Good Standing for the Trust, dated October 5, 2021, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties

ACE Capital Trust III

October 6, 2021

thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the “Preferred Security Holders”) of a Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.    The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2.    The Preferred Securities will represent validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

3.    The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Opinions” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

BJK/DD